EXHIBIT 99.2


Purchase form for B-shares in Novo Nordisk A/S - Supplementary Program

In accordance with the Board's approval of 8th of May 2001 to sell B-shares to the employees, I purchase the following number of Novo Nordisk A/S B-shares, each nominally valued at DKK 2, at a price of 100 DKK per share.

                                            (to be completed in capital letters)
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Name

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Address

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Postal code/town

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Country

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(Number of shares)

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Declaration concerning tax Liability

               I, the undersigned, hereby declare, that I have not and will not at any time in the period 1 November 1999 - 1 April 2002 be comprised by section one of the Danish act on withholding tax (full tax liability) or section 2 of the Danish act on withholding tax (limited tax liability) of the income that forms the basis of my participation in this employee share program.


Depository     The shares will be placed in trust, in a separate share deposit with Danske Bank in Denmark until the end of 2004.


Payment The terms of payment are subject to an agreement between Novo Nordisk (employer) and the purchaser of B-shares.


Dividends      Future dividend payments will be deposited in an account to be established in Danske Bank, Holmens Kanal, DK 1090 Copenhagen K,
               Denmark.

The shares purchased will be entered in the Novo Nordisk A/S register of shareholders, in the name of the purchaser.

I hereby place a binding order for the purchase of the above number of B-shares in Novo Nordisk A/S and declare that I accept the terms and conditions listed in the information memorandum.


Place _____________                 Date _____________ 2002

                                                          Signature

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The form should be sent to:    For company use:                For bank use:

                               Received and accepted / 2002    Deposit no.